Exhibit 10.10

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED
AND NOTED WITH “****”.
AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE
SECURITIES AND EXCHANGE
COMMISSION.

Amendment No. 1 to Sales Agreement

THIS AMENDMENT NO. 1 TO SALES AGREEMENT (this “Amendment”) is made effective as of January 1, 2010 by and between NTP Radioisotopes (Pty) Ltd., a commercial company registered and existing under the laws of the Republic of South Africa, having its registered office at Building 1700, Pelindaba, Church Street West Extension, Brits District, North West Province of South Africa (“NTP”), and Lantheus Medical Imaging, Inc., a corporation organized and existing under the laws of Delaware with a place of business at 331 Treble Cove Road, North Billerica, Massachusetts, United States of America 01862 (“Lantheus”).

WHEREAS:

1.               NTP and Lantheus entered into a Sales Agreement effective as of April 1, 2009 (the “Original Agreement”);

2.               Since such effective date, the global molybdenum-99m crisis has become acute; and

3.               NTP and Lantheus wish to amend the Original Agreement to increase the committed volume levels and specify the pricing for such increased committed volume levels through July 31, 2010;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Definitions. Terms defined in the Original Agreement and not otherwise defined herein are used herein with the meanings so defined.

2.     Amendments.

2.1         Section 2.1 of the Original Agreement is hereby amended by deleting in its entirety said Section 2.1 and replacing therewith the following:

2.1       Lantheus shall buy from NTP, and NTP shall supply to Lantheus, a **** of Product on a **** basis to be supplied and delivered to John F. Kennedy International Airport, Jamaica, New York (“JFK”) or Logan International Airport, Boston, Massachusetts (“BOS”) (or other mutually agreed upon delivery location) on a mutually agreed schedule with follow-on trucking delivery to the Lantheus facility in North Billerica, Massachusetts. Lantheus shall provide, NTP with notice of its intention to change such location at least forty-five (45) days in advance of the required inception date of such changes. Subject to the last sentence of this Section 2.1 and to Section 5.1, such **** shall be as set forth immediately below, which volume may be changed by mutual written agreement of the parties:

Time Period	Average curies per **** with a **** (****) day reference, such **** calculated on a calendar ****-by-calendar **** basis
January-February 2010	**** curies per ****
March-April 2010	**** curies per ****
May-June 2010	**** curies per ****
July 2010	**** curies per ****
August 2010 and thereafter	**** curies per ****

NTP shall be responsible to ensure that the full **** quota of Mo-99 is delivered to Lantheus other than during scheduled outages for routine maintenance, unscheduled outages or failures of the production lines of NTP and its Subcontractor (i.e., under conditions of normal operations prevailing at NTP and its Subcontractor’s facilities). At the discretion of the Account Manager at NTP (“Account Manager’), such material shall be supplied by NTP or its Subcontractor. Lantheus shall be advised in a timely way of the manner in which supply obligations hereunder will be allocated among NTP and its Subcontractor. NTP will schedule deliveries to Lantheus so as to compensate for scheduled outages at either facility in such a way that the full supply quota will be maintained under such circumstances. In the case of unscheduled outages or production line failures for whatever reason (and for Events of Force Majeure (as hereinafter defined)), Lantheus will receive a share of Product available that is not less than that which is directly proportional to its average share of the total **** purchasing (averaged over the preceding **** (****) days) from NTP and its Subcontractor. NTP has established and shall maintain relationships with air carriers for the Lantheus route such that the probability of a Lantheus shipment being refused by the carrier shall be highly improbable. NTP shall liaise (via the Account Manager at NTP) with its Subcontractor, taking into account the reactor production and maintenance schedules of each facility, and supply Lantheus **** (****) days in advance of the first delivery of a ****, the supply schedule for the following **** detailing clearly which supplier (NTP or a Subcontractor) will supply such delivery. For clarity and as an example, NTP will provide Lantheus the **** supply schedule on ****. This supply schedule will be binding on NTP and its Subcontractor and will be used by Lantheus to register each shipment with applicable U.S. governmental authorities as dictated by U.S. regulations. If the airport of delivery is JFK, then Product will be available for pick-up by Lantheus no later than ****

****. If the airport of delivery is BOS, then Product will be available for pick-up by Lantheus no later than ****. Pick-up time for any other delivery location will be mutually agreed upon.

Notwithstanding the foregoing and without limiting the rights of Lantheus elsewhere in this Agreement, including, without limitation, pursuant to the termination provisions of Section 11, to the extent NTP does not or cannot deliver the quantities specified in this Section 2.1 on a **** basis in a reliable matter or on a **** basis in accordance with the terms of this Agreement, then from and after April 1, 2010 Lantheus shall have the sole right, after giving NTP **** (****) days prior written notice, to **** the **** specified in this Section 2.1 to a **** or **** **** than otherwise set forth but not **** than **** (****) curies per week for the duration of the time periods specified.

2.2         Section 2.2 of the Original Agreement is hereby amended by deleting from the first sentence thereof the words “regular **** **** **** per ****” and replacing therewith the words “then-applicable specified amount of **** **** per ****”.

2.3         Section 2.3 of the Original Agreement is hereby amended by deleting from the first sentence thereof the words “regular **** **** **** per ****” and replacing therewith the words “then-applicable specified amount of **** **** per ****”.

2.4         Section 5.1 of the Original Agreement is hereby amended by deleting in its entirety said Section 5.1 and replacing therewith the following:

5.1                               The price payable by Lantheus for Product for the period from **** through **** shall be as follows:

In exchange for the commitment of Lantheus to purchase the amounts set forth in Section 2.1 in any given **** (subject to NTP’s ability to supply such amounts in such ****), the unit price of Product for such **** shall be **** fixed US dollars (US$****) per Curie at calibrated date and time for the first **** (****) Curies delivered per **** and **** fixed US dollars (US$****) per Curie at calibrated date and time for all Curies in excess of the first **** (****) Curies delivered per ****. The calibration date and time shall be in accordance with Section 2.4. Such price will be adjusted **** upon mutual agreement of the parties as of each subsequent **** of the Agreement on the basis of market forces prevailing at the time, the then current cost of production and any contractual sales obligations that Lantheus may have with its customers and by negotiation and agreement by, at the latest, the last day of **** preceding the commencement of the new pricing term (**** of each **** that the contract is in place). Lantheus shall have the right to terminate the Agreement if the parties fail to agree on new pricing by such last day of ****. Changes in contracted volumes not required during the course of a contractual period, i.e., **** to **** of the following ****, the latter of which would be handled by the terms of Section 2.1 or 2.2, but applicable for the ensuing contractual period, shall be agreed at the same time as the annual negotiations on product prices as outlined in this Section 5.1 above.

NTP shall invoice Lantheus at the end of each month for all Product supplied by NTP or its Subcontractor in that month. Invoicing shall be in respect of the price applicable to Product upon delivery of such conforming Product to Lantheus on an **** basis, and in respect of container charges as the same become payable under this Agreement. Lantheus shall pay all invoices for shipments of conforming Product in any given month (as reduced by any outstanding credits for nonconforming Product) by the end of the following **** to NTP.

3.               Waiver. Each party hereby waives any non-compliance with the terms and provisions of the Original Agreement as in effect immediately prior to the amendment thereof by this Agreement.

4.               General. Except as specifically amended hereby, the Original Agreement remains in full force and effect and otherwise unamended hereby. This Amendment constitutes a final written expression of the terms hereof and is a complete and exclusive statement of those terms. This Amendment shall be governed by and construed in accordance with the laws of England, without reference to its choice of laws rules.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date written above.

For and on behalf of NTP:

/s/ [Illegible]
Name and Title: Marketing & Sales Manager, 15 March 2010

For and on behalf of Lantheus:

/s/ William C. Dawes, Jr.
Name and Title: William C. Dawes, Jr., VP Mfg & Supply Chain

Witnessed by IRE:

/s/ Jean-Michel Vanderhofstadt
Name and Title: Jean-Michel Vanderhofstadt, Director General